EXHIBIT 77M

MERGER OF EACH SELLING FUND INTO ITS CORRESPONDING BUYING FUND

Each Selling Fund merged into its respective Buying Fund on the Merger Date as shown in the table below.

BOARD ACTION: Board members of each Selling Fund, at its Selling Fund Board Meeting held as shown in the table below, and Board members of each Buying Fund, at its Buying Fund Board Meeting held as shown in the table below, approved an Agreement and Plan of Reorganization (the Agreement). Each Board determined that participation in the reorganization was in the best interests of the respective Fund and that the interests of existing shareholders of the respective Fund would not be diluted as a result of the reorganization.

SHAREHOLDER APPROVAL: The shareholders of each Selling Fund approved the Agreement between the Selling Fund and its corresponding Buying Fund at a special meeting of shareholders held on February 15, 2011.

TERMS OF THE REORGANIZATION: Under the Agreement, each Selling Fund transferred all of its assets attributable to its Selling Fund Class to the corresponding Buying Fund in exchange for shares of the respective Buying Fund Class. Those shares were distributed proportionately to the shareholders of the Selling Fund. Each Buying Fund assumed the liabilities of its corresponding Selling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. The Selling Fund, the Buying Fund and Columbia Management Investment Advisers, LLC agreed to bear the costs of the reorganization as outlined in the Agreement.

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MERGER DATE      SELLING      SELLING FUND                    SELLING BUYING FUND    BUYING FUND (FUND NAME EFFECTIVE   BUYING
                 FUND BOARD                                   FUND                   5/2/2011, REGISTRANT NAME          FUND
                 MEETING                                      CLASS   BOARD MEETING  EFFECTIVE 4/25/2011)               CLASS
-------------------------------------------------------------------------------------------------------------------------------
April 29, 2011   September    Columbia S&P 500 Index Fund,      A     September      Columbia Variable Portfolio -        1
                 2010         VS, a series of  Columbia               2010           S&P 500 Index Fund, a series of
                              Funds Variable Insurance Trust                         Columbia Funds Variable Series
                                                                B                    Trust II                             2
-------------------------------------------------------------------------------------------------------------------------------
April 29, 2011   September    Columbia Large Cap Growth         A     September      Columbia Variable Portfolio -        1
                 2010         Fund, VS, a series of                   2010           Large Cap Growth Fund, a series
                              Columbia Funds Variable                                of Columbia Funds Variable
                              Insurance Trust                   B                    Series Trust II                      2
-------------------------------------------------------------------------------------------------------------------------------
April 29, 2011   September    Columbia Large Cap Value          A     August 2010    Columbia Variable Portfolio -        1
                 2010         Fund, VS, a series of                                  Diversified Equity Income Fund,
                              Columbia Funds Variable                                a series of Columbia Funds
                              Insurance Trust                   B                    Variable Series Trust II             2
-------------------------------------------------------------------------------------------------------------------------------
March 11, 2011   August 2010  Seligman Large-Cap Value          1     August 2010    Columbia Variable Portfolio -        1
                              Portfolio, a series of                                 Select Large-Cap Value Fund, a
                              Seligman Portfolios, Inc.                              series of Columbia Funds
                                                                2                    Variable Series Trust II             2
-------------------------------------------------------------------------------------------------------------------------------
April 29, 2011   September    Columbia Mid Cap Value Fund,      A     August 2010    Columbia Variable Portfolio -        1
                 2010         VS, a series of Columbia                               Mid Cap Value Opportunity Fund,
                              Funds Variable Insurance Trust                         a series of Columbia Funds
                                                                B                    Variable Series Trust II             2
-------------------------------------------------------------------------------------------------------------------------------
March 11, 2011   August 2010  Seligman Smaller-Cap Value        1     August 2010    Columbia Variable Portfolio -        1
                              Portfolio, a series of                                 Select Smaller-Cap Value Fund, a
                              Seligman Portfolios, Inc.                              series of Columbia Funds
                                                                2                    Variable Series Trust II             2
-------------------------------------------------------------------------------------------------------------------------------
March 11, 2011   August 2010  Seligman Communications and       1     August 2010    Columbia Variable Portfolio -        1
                              Information Portfolio, a                               Seligman Global Technology Fund,
                              series of Seligman                                     a series of Columbia Funds
                              Portfolios, Inc.                  2                    Variable Series Trust II             2
-------------------------------------------------------------------------------------------------------------------------------
April 29, 2011   September    Columbia Federal Securities       A     August 2010    Columbia Variable Portfolio -        1
                 2010         Fund, VS, a series of                                  Short Duration U.S. Government
                              Columbia Funds Variable                                Fund, a series of Columbia Funds
                              Insurance Trust                   B                    Variable Series Trust II             2
-------------------------------------------------------------------------------------------------------------------------------
April 29, 2011   September    Columbia International Fund,      A     August 2010    Columbia Variable Portfolio -        1
                 2010         VS, a series of Columbia                               International Opportunity Fund,
                              Funds Variable Insurance Trust                         a series of Columbia Funds
                                                                B                    Variable Series Trust II             2
-------------------------------------------------------------------------------------------------------------------------------
April 29, 2011   August 2010  Disciplined Asset Allocation      2     August 2010    Variable Portfolio -                 2
                              Portfolios - Conservative, a                           Conservative Portfolio, a series
                              series of RiverSource                                  of Columbia Funds Variable
                              Variable Series Trust                                  Series Trust II
-------------------------------------------------------------------------------------------------------------------------------
April 29, 2011   August 2010  Disciplined Asset Allocation      2     August 2010    Variable Portfolio - Moderately      2
                              Portfolios - Moderately                                Conservative Portfolio, a series
                              Conservative, a series of                              of Columbia Funds Variable
                              RiverSource Variable Series                            Series Trust II
                              Trust
-------------------------------------------------------------------------------------------------------------------------------
April 29, 2011   August 2010  Disciplined Asset Allocation      2     August 2010    Variable Portfolio - Moderate        2
                              Portfolios - Moderate, a                               Portfolio, a series of Columbia
                              series of RiverSource                                  Funds Variable Series Trust II
                              Variable Series Trust
-------------------------------------------------------------------------------------------------------------------------------
April 29, 2011   August 2010  Disciplined Asset Allocation      2     August 2010    Variable Portfolio - Moderately      2
                              Portfolios - Moderately                                Aggressive Portfolio, a series
                              Aggressive, a series of                                of Columbia Funds Variable
                              RiverSource Variable Series                            Series Trust II
                              Trust
-------------------------------------------------------------------------------------------------------------------------------
April 29, 2011   August 2010  Disciplined Asset Allocation      2     August 2010    Variable Portfolio - Aggressive      2
                              Portfolios - Aggressive, a                             Portfolio, a series of Columbia
                              series of RiverSource                                  Funds Variable Series Trust II
                              Variable Series Trust
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

REDOMICILING OF COLUMBIA VARIABLE PORTFOLIO -- SELIGMAN GLOBAL TECHNOLOGY FUND (KNOWN AS SELIGMAN GLOBAL TECHNOLOGY PORTFOLIO PRIOR TO MAY 2, 2011)

On March 7, 2011, Seligman Global Technology Portfolio (the Redomiciling Fund), a series of Seligman Portfolios, Inc., was reorganized into a newly formed series of Columbia Funds Variable Series Trust II (the New Fund).

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to Class 1 and Class 2 shares to the New Fund in exchange for Class 1 and Class 2 shares of the New Fund, respectively. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.